SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]        Preliminary Proxy Statement

[ ]          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]          Definitive Proxy Statement

[ ]          Definitive Additional Materials

[ ]          Soliciting Material Under Rule 14a-12

ATLANTIC WHITEHALL FUNDS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the  offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

ATLANTIC WHITEHALL FUNDS TRUST

50 Rockefeller Plaza, 15th Floor

New York, New York 10020-1605

1-800-944-2533

______________

Notice of Special Meeting of Shareholders of the

Atlantic Whitehall Balanced Fund and Atlantic Whitehall Income Fund

To be held on March 15, 2005

______________

To the Shareholders:

Notice is hereby given that a special meeting of shareholders of the Atlantic Whitehall Balanced Fund and Atlantic Whitehall Income Fund (each a "Fund," and collectively, the "Funds") of Atlantic Whitehall Funds Trust (the "Trust") will be held on Tuesday, March 15, 2005, at the Trust's offices, 50 Rockefeller Plaza, 15th Floor, New York, New York, 10020-1605, at 11:00 a.m., local time, as adjourned from time to time (the "Meeting") for the purposes listed below:

I.          To approve a proposed Plan of Liquidation and Dissolution with respect to the Fund; and

II.         To consider and act upon such other business as may properly come before the Meeting.

After careful consideration, the Board approved Proposal I and recommends that shareholders of each Fund vote "FOR" Proposal I.

The matters referred to above are discussed in detail in the Proxy Statement attached to this notice. The Board has fixed the close of business on January 14, 2005 as the record date for determining the shareholders entitled to notice of, and to vote at, the Meeting. Each share of a Fund is entitled to one vote and a proportionate fractional vote for each fractional share held.

Regardless of whether you plan to attend the Meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed postage prepaid envelope. All properly executed proxy cards must be received by 2:00 p.m., Eastern Time, on March 11, 2005. If you have returned a proxy card and are present at the Meeting, you may change the vote specified in the proxy at that time. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

By Order of the Board,

Paul Elmlinger

Secretary

[Date]

IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, PLEASE VOTE PROMPTLY.

ATLANTIC WHITEHALL FUNDS TRUST

50 Rockefeller Plaza, 15th Floor

New York, New York 10020-1605

1-800-944-2533

______________

Notice of Special Meeting of Shareholders of the

Atlantic Whitehall Balanced Fund and Atlantic Whitehall Income Fund

To be held on March 15, 2005

______________

PROXY STATEMENT

______________

Special Meeting of Shareholders

To Be Held on March 15, 2005

This Proxy Statement and enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board" or "Trustees") of Atlantic Whitehall Funds Trust ("Trust") for use at a special meeting of shareholders of Atlantic Whitehall Balanced Fund and Atlantic Whitehall Income Fund, each a series of the Trust (each a "Fund," and collectively, the "Funds"), on March 15, 2005, at the Trust's offices, 50 Rockefeller Plaza, 15th Floor, New York, New York, 10020-1605, at 11:00 a.m., local time, as adjourned from time to time (the "Meeting"). The Board is soliciting proxies from shareholders of each of the Funds with respect to the proposals set forth in the accompanying notice. You are entitled to vote at the Meeting and any adjournment(s) or postponement(s) if you owned shares of the Balanced Fund or Income Fund at the close of business on January 15, 2005 ("Record Date"). It is anticipated that proxies and proxy statements will first be mailed to shareholders on or about February 7, 2005.

PROPOSAL I

LIQUIDATION AND DISSOLUTION

Introduction

At a meeting held on January 26, 2005, the Board, upon the recommendation of the Funds' investment adviser, Stein Roe Investment Counsel, Inc. ("SRIC") determined that it would be in the best interests of each Fund and each Fund's shareholders to liquidate and dissolve the Funds. The Board and SRIC have concluded that the sales of shares of the Funds have not been as expected and, consequently, each Fund's assets have remained small. The Board and SRIC do not anticipate that either Fund will grow significantly from its current size in the foreseeable future. After consideration of each Fund's prospects and possible alternatives to continued investment operations, upon recommendation of SRIC and the management of Trust, the Board, including all of the Trustees who are not "interested persons" (for regulatory purposes) of the Trust or SRIC (the "Independent Trustees"), reviewed and approved the proposed liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution (the "Plan"). A form of the Plan is attached to this proxy statement as Appendix A, and qualifies in its entirety the following summary of the Plan. The Plan provides for the liquidation of each Fund's assets and the distribution to each Fund's respective shareholders of all of the proceeds of the liquidation. If Proposal I is approved by the shareholders of a Fund, the net proceeds (after deduction for amounts estimated to be necessary to satisfy the debts and liabilities of the Fund) will be paid to shareholders pro rata, in cash or cash equivalents or in-kind, on or about March 31, 2005.

Shareholder approval of a Fund's liquidation and dissolution is required before it can be liquidated and dissolved. Shareholders of each Fund vote separately on the Plan, and vote only with respect to the Fund of which they are shareholders. For the reasons set forth below, the Board recommends that the shareholders of each Fund vote to approve Proposal I calling for the liquidation and dissolution of the Funds. If a Fund's shareholders do not approve the Plan, such Fund will continue to exist in accordance with its stated objective and policies. In such an event, the Board would consider what, if any, steps to take concerning the Fund and its shareholders.

Shareholders are free to redeem their shares prior to the date on which each Fund is to be liquidated. Shareholders may exchange their Fund shares for shares offered by any other series of the Trust that offer the same class of shares as the liquidating Fund without incurring any fee.

Reasons for Liquidation and Dissolution

SRIC believes that the proposed liquidation is in the best interests of the respective Funds and their shareholders. SRIC believes that, despite the best efforts of the Funds' distributor, the sale of shares of each Fund has not been as expected and, consequently, the assets in both Funds have been slow to increase. SRIC does not anticipate, in the foreseeable future, that either Fund will grow significantly from its current size to offset the difficulties associated with the small size of the Funds.

SRIC has been limited the Balanced Fund's total expenses by contractually waiving a portion of its advisory fees and/or reimbursing some of the Fund's operating expenses. Although SRIC is not currently subsidizing the Income Fund, the low asset base and rising expenses due to increased costs associated with audit, legal, regulatory compliance and reporting would require subsidization to keep the Fund's expense ratio within the median peer group average. SRIC has advised the Board that it believes the Funds' small asset levels, and resulting expense ratios, have created diseconomies of scale that have left each Fund too small to remain economically viable. In the case of the Balanced Fund, SRIC does not believe that the Fund's expense ratios will continue to be competitive with similar funds currently offered in the market to investors unless SRIC agrees to limit the Fund's expenses for the foreseeable future.

Prior to recommending the Funds' liquidation to the Board, the officers of the Trust and Management sought to determine whether a merger or transfer of assets would be possible, and if so, whether it would produce desirable results for shareholders. Management reviewed current market conditions; the similarities between the Funds and other funds managed by SRIC and other investment managers; the relatively small size of each Fund; the time, effort and expense required to effect a transaction; and the implications for shareholders of each Fund of such a transaction. The officers determined that there was no suitable affiliated funds with which the Funds could be combined without significant changes in the Funds' portfolios, including liquidation of significant portions of its portfolio. They also determined that the expense of a merger or transfer of the assets to another mutual fund likely would be greater than any benefits shareholders of either Fund could expect to realize from such a transaction. Management also considered the effect the Funds' small asset size would have on searching for a merger partner or new investment adviser for the Funds. The officers also investigated the relative costs involved in the termination and liquidation of the Funds.

Terms of the Plan

Following are some of the key terms of the Plan, which is attached as Appendix A to this Proxy Statement and qualifies the following summary in its entirety.

  Effective Date of the Plan and Liquidation of the Fund's Assets.  The Plan shall become effective with respect to a Fund on the date of its adoption and approval by the shareholders of the Fund. Following this approval, a Fund: (i) will cease to invest its assets in accordance with its investment objective and will sell any portfolio securities it owns in order to convert its assets to cash or cash equivalents, or, if determined to be in the best interest of the Fund and the Fund shareholders, elect not to liquidate certain assets but rather distribute them in-kind to its shareholders, to the extent authorized by law; (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors; and (iii) will be dissolved in accordance with the laws of the State of Delaware and its Trust Instrument. Each Fund may begin to liquidate some or all of its portfolio prior to the Meeting in order to meet redemption requests or in anticipation of liquidation.

  Liquidating Distribution.  On or about March 31, 2005 or as soon as practical thereafter, the Trust on behalf of each liquidating Fund will mail the following to each shareholder of record of each liquidating Fund on that date: (i) a liquidating distribution, which may be in cash or cash equivalents or in-kind, equal to the shareholder's proportionate interest in the net assets of the Fund (after giving effect to amounts considered necessary to satisfy such Fund's liabilities); and (ii) information concerning the sources of the liquidating distribution.

  Cessation of Rights of Shareholders.   Shares of each liquidating Fund will no longer be deemed outstanding as of such time and will be cancelled.

  Expenses.   SRIC will bear all expenses incurred in carrying out the Plan, including but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders. Any expenses and liabilities attributed to a Fund subsequent to the mailing of the liquidating distribution and for which a reserve has not been established will be borne by SRIC.

  Implementation.   The Plan provides that the Trustees and officers of the Trust may take such actions as are necessary to effectuate the Plan, and that the Trustees shall have the authority to authorize such amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of each Fund and to effect the dissolution, complete liquidation and termination of the existence of each Fund and the purposes to be accomplished by the Plan.

IRA Shareholders

For those shareholders who hold their shares in IRA accounts, the proceeds of the liquidation will be held by the trustee/custodian for that account. Such proceeds will be temporarily invested in the Goldman Sachs Money Market Fund pending receipt of further instructions from the shareholder.

Material Federal Income Tax Consequences

Each shareholder who receives a liquidating distribution will recognize gain (or loss) for federal income tax purposes equal to the amount by which distribution exceeds (or is less than) the shareholder's tax basis in his or her Fund shares. Assuming that the shareholder holds such shares as capital assets, such gain or loss generally will be treated as long-term capital gain or loss if the shares were held for more than one year and otherwise generally will be treated as short-term capital gain or loss.

It is expected that, prior to the liquidating distribution, the Fund will distribute any previously undistributed net income or net capital gains. Such distribution would be taxed as ordinary income to the extent that it is derived from net income or net short-term capital gains and will generally be taxed as long-term capital gain to the extent that it is derived from net long-term capital gains.

Notwithstanding the foregoing, any loss realized by a shareholder in respect of his or her Fund shares with a tax holding period of six months or less will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares. The federal income tax treatment that a Fund shareholder would receive if such shareholder's entire interest in the Fund were redeemed prior to the liquidation generally would be identical to the federal income tax treatment described above to a shareholder in liquidation of the shareholder's interest in the Fund.

The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the liquidating distribution as discussed herein, including any state, local and foreign tax consequences.

The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

Evaluation by the Board

The Board has determined that the Plan is in the best interests of each Fund and each Fund's shareholders. Accordingly, the Trustees, including the Independent Trustees, authorized the submission of the Plan to the shareholders of each Fund for their approval.

In determining whether it was appropriate to recommend approval by shareholders, the Board requested information, provided by SRIC, that it believed to be reasonably necessary to reach its conclusion. The Board carefully evaluated this information.

The Trustees recommended that each Fund's shareholders approve the Plan on the basis of the following considerations, among others:
The size of each Fund is modest, leaving each Fund too small to be economically viable and there is limited opportunity to increase the size of either Fund;

The Balanced Fund's operating expenses are relatively high and are at a level that would not be competitive with comparable funds were it not for the present and continued fee waivers and expense reimbursements by SRIC;

Although SRIC is not currently subsidizing the Income Fund, the low asset base and rising expenses due to increased costs associated with audit, legal, regulatory compliance and reporting would require subsidization to keep the Fund's expense ratio within the median peer group average;

It is unlikely that either Fund will experience sufficient sales of its shares in the foreseeable future to relieve the difficulties associated with failing to achieve economies of scale;

Possible alternatives to liquidation, including the merger of either Fund into another mutual fund, are not practical in the current circumstances and may not be advantageous to the Funds or their shareholders; and

Shareholders may exchange their Fund shares for shares offered by another series of the Trust that offer the same class as the liquidating Fund without incurring any fee.

In reaching its decision to recommend approval of the Plan, the Board did not identify any single factor as being of paramount importance. Based upon its review, the Board determined that the Plan is in the best interests of each Fund and each Fund's shareholders. Accordingly, after consideration of the above factors, and such other factors and information it considered relevant, the Board voted to recommend approval of the Plan by each Fund's shareholders.

THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMENDS THAT SHAREHOLDERS OF EACH FUND VOTE "FOR" APPROVAL OF THE PLAN AS PROVIDED UNDER THIS PROPOSAL. UNMARKED PROXIES WILL BE SO VOTED.

OTHER BUSINESS

The Trustees do not know of any matters to be presented at the Meeting other than those set forth in this Proxy Statement. If other business should properly come before the Meeting, proxies will be voted in accordance with the judgment of the persons named in the accompanying proxy.

GENERAL INFORMATION ABOUT THE FUNDS

Management and Other Service Providers. SRIC, the Funds' investment adviser, is located at One South Wacker Drive, Suite 3500, Chicago, Illinois 60606. The administrator, PFPC Inc. ("PFPC"), is located at 4400 Computer Drive, Westborough, Massachusetts 01581. The principal underwriter/distributor, PFPC Distributors Inc., is located at 760 Moore Road, King of Prussia, PA 19406.

Shareholder Reports. Shareholders can find important information about each Fund in the Trust's annual report, included financial reports, for the fiscal year ended November 30, 2004, or the semi-annual report for the period ended May 30, 2004, which have been mailed previously to shareholders. If you have not received this report or would like to receive an additional copy, please contact the Trust by writing the Trust's address, or by calling the telephone number shown on the front page of this Proxy Statement. A copy of the reports will be provided free of charge.

VOTING INFORMATION

Proxy Solicitation. The Trust is principally soliciting proxies by U.S. mail, but proxies may also be solicited by telephone by representatives of PFPC, the Funds' administrator. Employees of PFPC may make additional solicitations by telephone if we have not received your vote as the date of the Meeting approaches. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy materials to their principals.

PFPC will be paid approximately $10,000 for its services in connection with Meeting. The costs of the Meeting, including the preparation and mailing of the notice, Proxy Statement and proxy, and the solicitation of proxies, including reimbursements to broker-dealers and others who forwarded proxy materials to their clients, will be paid by SRIC.

Shareholder Voting. Shareholders of record of the Funds who own shares of beneficial interest at the close of business on the Record Date will be entitled to vote at the Meeting, including any adjournment(s) thereof. As of the Record Date, there were issued and outstanding the following shares of each Fund, each representing an equal number of votes:

Name of Fund	Shares Outstanding
Balanced Fund	1,260,376.305
Income Fund	2,218,642.959

As of January 14, 2005, no person owned beneficially more than 5% of any class of either Fund, except as set forth in Appendix B. To the best of each Fund's knowledge, as of January 14, 2005, no Trustee or officer owned beneficially more than 1% of any class of either Fund.

Shareholders are entitled to one vote for each share held and fractional votes for fractional shares. With respect to each Fund, one-third of the shares of beneficial interest of that Fund outstanding on the Record Date, represented in person or by proxy, will constitute a quorum for that Fund for the Meeting, and therefore must be present for the transaction of business at the Meeting. Only proxies that are voted, abstentions and "broker non-votes" (as defined below) will be counted toward establishing a quorum.

In the event that a quorum is not present at the Meeting for the Fund, or a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting for the Fund to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the Fund's shares represented at the Meeting in person or by proxy (excluding abstentions and "broker non-votes," as defined below). The person named as proxies will vote those proxies that they are entitled to vote "FOR" a proposal in favor of an adjournment of the Meeting, and will vote those proxies required to be voted "AGAINST" a proposal for the Fund against such adjournment. A shareholder vote may be taken on any proposal prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

The individuals named as proxies on the enclosed proxy card will vote in accordance with your directions, if your proxy is received properly executed. If we receive your proxy, and it is executed properly, but you give no voting instructions with respect to a proposal, your shares will be voted "FOR" all the proposals. The duly appointed proxies may, in their discretion, vote upon such other matters as may properly come before the Meeting.

Abstentions and "broker non-votes" are counted as shares eligible to vote at the Meeting in determining whether a quorum is present, but do not represent votes cast with respect to the proposals. "Broker non-votes" are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have discretionary voting power.

Required Vote. To approve Proposal I with respect to a Fund, the affirmative vote of a "majority of the outstanding voting securities," as defined in the Investment Company Act of 1940, as amended ("1940 Act"), of shareholders who are eligible to vote on the proposal is required. This means that the proposal must be approved by the lesser of (i) 67% of the shares of the Fund that are present at the Meeting, if the holders of more than 50% of those shares then outstanding are present or represented by proxy, or (ii) the vote of more than 50% of that Fund's outstanding shares.

Shareholder Proposals. As a general matter, the Trust does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting should send their written proposal to the Secretary of the Trust, 50 Rockefeller Plaza, 15th Floor, New York, New York, 10020-1605.

Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the proxy materials for a meeting. The Trust does not have current plans to hold an annual meeting of shareholders. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent shareholders' meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

Shareholders Sharing the Same Address. As permitted by law, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless such shareholders have notified the Trust of their desire to receive multiple copies of the shareholder reports and proxy statements the Trust sends. If you would like to receive an additional copy, please contact the Trust by writing to the Trust's address, or by calling the telephone number shown on the front page of this Proxy Statement. The Trust will then promptly deliver, upon request, a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust's shareholder reports and proxy statements in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies should also direct requests as indicated.

To ensure the presence of a quorum at the meeting, prompt execution and return of the enclosed proxy is requested. A self-addressed, postage-paid envelope is enclosed for your convenience.

By Order of the Board of Trustees,

Paul Elmlinger, Secretary

Atlantic Whitehall Funds Trust

New York, New York

[Date]

Appendix A

ATLANTIC WHITEHALL FUNDS TRUST

Form of

Plan of Liquidation

This Plan of Liquidation (the "Plan") is adopted by Atlantic Whitehall Funds Trust (the "Trust"), a statutory business trust organized and existing under the laws of the State of Delaware, with respect to the, Balanced Fund and Income Fund (each a "Fund," and collectively the "Funds"), each a series of the Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and this Plan is adopted as a plan of liquidation for purposes of the Internal Revenue Code of 1986, as amended (the "IRC"), and the regulations thereunder, with respect to the Funds. The Plan is intended to accomplish the complete liquidation of the Funds and the redemption of each Fund's outstanding shares in conformity with all applicable laws, including the laws of the State of Delaware, the 1940 Act, the IRC, and the Trust's Trust Instrument and Bylaws.

WHEREAS, the Trust's Board of Trustees (the "Board"), on behalf of each Fund, has determined that it is in the best interests of each Fund and the beneficial owners of each Fund's shares to liquidate and dissolve each Fund; and

WHEREAS, the Board has considered, and by a majority vote, adopted this Plan as the method of liquidating each Fund in accordance with Section 11.04(2)(b) of the Trust's Trust Instrument and has recommended that shareholders of each Fund approve the Plan at a special meeting of each Fund's shareholders called for such purpose;

NOW THEREFORE, the liquidation of each Fund shall be carried out in the manner hereinafter set forth:

                    1.     Effective Date of Plan. The Plan shall become effective immediately upon a vote approving the Plan by the requisite number of the outstanding shares of each Fund entitled to vote at a special meeting of shareholders of each Fund duly called for such purpose to be held on March 15, 2005 or such other date as determined by an officer of the Trust, which date is hereinafter called the "Effective Date."

                 2.    Cessation of Business. As soon as is reasonable and practicable on or after the Effective Date, each Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets, and distributing its assets to shareholders in redemption of their shares in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of each Fund and discharging or making reasonable provisions for such Fund's liabilities.

                    3.     Liquidation of Assets. As soon as is reasonable and practicable before, on, or after the Effective Date, all portfolio securities of each Fund shall be converted to cash or cash equivalents. In the alternative, if determined to be in the best interests of each Fund and the beneficial owners of its shares, the Funds may elect not to liquidate their portfolio assets and shall rather distribute such amounts in-kind to its respective shareholders consistent with applicable statutes, regulations, and interpretations, which shall constitute a liquidating distribution for this purpose.

                    4.     Payment of Debts. As soon as is reasonable and practicable on or after the Effective Date, subject to the provisions of Section 6 hereof, each Fund shall determine and pay, or set aside in cash or equivalents, the amount of all known or reasonably ascertainable liabilities of such Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 6 below, subject to Section 6 below.

                    5.     Notice of Liquidation. As soon as practicable after the Effective Date, each Fund will mail notice to the appropriate parties that this Plan has become effective and that it will be liquidating its assets. If the date for the liquidation is within five business days of the Effective Date, such notice to each Fund's shareholders may accompany the actual distribution to shareholders of the liquidation proceeds.

                    6.     Liquidating Distribution. As soon as possible on or after the Effective Date, or such other date as determined by the Board (the "Liquidation Date"), and in any event within 30 days thereafter, each Fund shall mail the following to its shareholders of record on the business day preceding the Liquidation Date in redemption of such shareholder's shares of the Fund: (1) a liquidating distribution (or distributions, if more than one distribution shall be necessary), which may be in cash or cash equivalents or in-kind, equal to the shareholder's proportionate interest in the net assets of the Fund; and (2) information concerning the sources of the liquidating distribution. Upon the mailing of the liquidating distribution, all outstanding shares of the Fund will be deemed cancelled.

                    If the Trust is unable to make distributions to all of each Fund's shareholders because of the inability to locate shareholders to whom distributions in cancellation and redemption of a Fund's shares are payable, the Board may create, in the name and on behalf of such Fund, a trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such trust for the benefit of the shareholders that cannot be located. The expenses of such trust shall be charged against the assets therein.

                    7.     Satisfaction of Federal Income and Excise Tax Distribution Requirements. If necessary, each Fund shall, by the Liquidation Date, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Fund's shareholders all of the Fund's investment company taxable income for the taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid), and all of the Fund's net capital gain, if any, realized in the taxable years ending at or prior to the Liquidation Date (after reduction for any available capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods.

                    8.     Management and Expenses of the Fund Subsequent to the Liquidating Distribution. SRIC shall bear the expenses incurred in carrying out this Plan including, but not limited to, printing, legal, accounting, custodian and transfer agency fees, and the expenses of reports to shareholders, whether or not the liquidation contemplated by this Plan is effected, to the extent such expenses exceed the amount of the Fund's normal and customary fees and expenses accrued by the Fund through the Liquidation Date, provided that such accrued amounts are first applied to pay for the Fund's normal and customary fees and expenses.

                    9.     Receipt of Cash or Other Distributions After the Liquidation Date. Following the Liquidation Date, if the Fund receives any form of cash or is entitled to any other distributions that it had not recorded on its books on or before the Liquidation Date, except as otherwise described below, such cash or other distribution will be disbursed in the following manner:

                            a.    The Trust will determine the shareholders of record of the Fund as of the Effective Date.

                            b.    The Trust will then identify the shareholders of record as of the Effective Date who would be entitled to a pro rata share of $25.01 or more of the cash or distribution received by the Fund (net of all expenses associated with effecting the disposition of such cash or distribution).

                            c.    The Trust will then be responsible for disbursing to each such shareholder of record, identified in accordance with paragraph 9.b above, his or her pro rata portion of the cash.

                            d.    If there are no shareholders entitled to receive such proceeds, any cash or distribution will be distributed proportionately among the remaining series of the Trust based on the net assets of each series.

                    10.   Power of the Board.  The Board and subject to the authority of the Board, the officers, shall have the authority to do or authorize any acts and things as provided for in the Plan and as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of certificates, tax returns and other papers. The death, resignation or disability of any Trustee or any officer of the Trust shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in the Plan.

                    11.   Amendment or Abandonment of Plan. The Board shall have the authority to authorize variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the liquidation of the Fund, and the distribution of its net assets to shareholders in accordance with the laws of the State of Delaware, the 1940 Act, the Code and the Trust's Trust Instrument and Bylaws, if the Board determines that such action would be advisable and in the best interests of the Trust and the Fund and its shareholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Fund shareholders, Fund shareholders will be given prompt and timely notice of such an amendment or modification. In addition, the Board may abandon this Plan at any time if it determines that abandonment would be advisable and in the best interests of the Trust and the Fund and its shareholders.

                    12.   Trust Only. The obligations of the Trust entered into in the name, or on behalf thereof, by any of the Trustees of the Trust, representatives, or agents of the Trust are made not individually, but only in such capacities, and are not binding upon any of the Trustees of the Trust, shareholders, or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Funds must look solely to the assets of the Trust belonging to the respective Fund for the enforcement of any claims against the Trust.

Atlantic Whitehall Funds Trust

On behalf of the Funds Proposed for

Liquidation

For the Board of Trustees	Accepted: Stein Roe Investment Counsel, Inc.
By:	By:
Name:	Name:
Title:	Title:

Appendix B

As of the Record Date, the following persons owned of record or beneficially 5% or more of an outstanding class of shares of the Atlantic Whitehall Balanced Fund and Atlantic Whitehall Income Fund:

Shareholder Name and Address	Number of Shares Held	Percentage of Shares Held
Balanced Fund (Distributor Class)
Trustlynx & Co C/O #00TLA P.O. Box 173736 Denver, CO 80217-3736	508,953.460	40.35%
SEI Private Trust Company F/B/O Smith Barney Corp TR Co. Attn: Mutual Fund Administrator One Freedom Valley Drive Oaks, PA 1945	299,240.365	23.72%
Patterson & Co F/B/O Various Retirement Plans 9888888836 NC-1151 1525 West WT Harris Blvd. Charlotte, NC 28288-1151	127,535.441	10.11%
National Financial Services LLC 200 Liberty ST 1NFC New York, NY 11435	74,473.666	5.90%

Income Fund (Institutional Class)
Hollowwave & Co P.O. Box 9242 Boston, MA 02209-9242	1,427,177.110	64.33%
Trustlynx & Co C/O #00TLA P.O. Box 173736 Denver, CO 80217-3736	313,131.656	14.11%
Hollowwave & Co P.O. Box 5496 Boston, MA 02206-5496	260,403.428	11.74%
SEI Private Trust Company F/B/O Smith Barney Corp TR CO Attn: Mutual Fund Administrator One Freedom Valley Drive Oaks, PA 19456	146,353.389	6.60%

[Preliminary Proxy - For SEC Use Only]

ATLANTIC WHITEHALL FUNDS TRUST

50 Rockefeller Plaza, 15th Floor

New York, New York 10020-1605

1-800-944-2533

______________

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

Atlantic Whitehall Balanced Fund

March 15, 2005

The undersigned hereby appoint(s) Paul Elminger and Gabrielle Bailey, or either one of them, proxies, with full power of substitution, to vote and act with respect to all shares of Atlantic Whitehall Balanced Fund (the "Fund" of Atlantic Whitehall Funds Trust (the "Trust"), held by the undersigned at the Special Meeting of Shareholders of the Fund to be held at the office of the Trust at 50 Rockefeller Plaza, 15th Floor, New York, New York, 10020-1605 on March 15, 2005 at 11:00 a.m. Eastern time and at any adjournment thereof ("Meeting"), and instructs each of them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, with discretionary power to vote upon such other business as may properly come before the Meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE TRUST. The Board of Trustees recommends a vote "FOR" the following proposal:

Proposal I:     To approve a Plan of Liquidation and Dissolution with respect to the Fund:

                                         For [   ]                     Against [   ]                          Abstain [   ]

This proxy will be voted as instructed. IF NO SPECIFICATION IS MADE FOR THE PROPOSAL, THE PROXY WILL BE VOTED "FOR" THAT PROPOSAL. Receipt of the Notice of the Special Meeting and Proxy Statement is hereby acknowledged.

_______________________________________ Signature	______________________________ Date
_______________________________________ Signature (if held jointly)	______________________________ Date

This proxy must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

[Preliminary Proxy - For SEC Use Only]

ATLANTIC WHITEHALL FUNDS TRUST

50 Rockefeller Plaza, 15th Floor

New York, New York 10020-1605

1-800-944-2533

______________

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

Atlantic Whitehall Income Fund

March 15, 2005

The undersigned hereby appoint(s) Paul Elminger and Gabrielle Bailey, or either one of them, proxies, with full power of substitution, to vote and act with respect to all shares of Atlantic Whitehall Income Fund (the "Fund" of Atlantic Whitehall Funds Trust (the "Trust"), held by the undersigned at the Special Meeting of Shareholders of the Fund to be held at the office of the Trust at 50 Rockefeller Plaza, 15th Floor, New York, New York, 10020-1605 on March 15, 2005 at 11:00 a.m. Eastern time and at any adjournment thereof ("Meeting"), and instructs each of them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, with discretionary power to vote upon such other business as may properly come before the Meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE TRUST. The Board of Trustees recommends a vote "FOR" the following proposal:

Proposal I: To approve a Plan of Liquidation and Dissolution with respect to the Fund:

                                For  [   ]               Against  [    ]                Abstain  [   ]

This proxy will be voted as instructed. IF NO SPECIFICATION IS MADE FOR THE PROPOSAL, THE PROXY WILL BE VOTED "FOR" THAT PROPOSAL. Receipt of the Notice of the Special Meeting and Proxy Statement is hereby acknowledged.
___________________________________________ Signature	______________________________ Date
___________________________________________ Signature (if held jointly)	______________________________ Date

This proxy must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.